Exhibit 99.1

Willdan Group Reports

Fourth Quarter/Full Year 2022 Results and Provides 2023 Outlook

ANAHEIM, Calif. –March 9, 2023 – Willdan Group, Inc. (“Willdan”) (Nasdaq: WLDN) today reported financial results for its fourth quarter and fiscal year ended December 30, 2022 and outlook for 2023.

“In the fourth quarter, we achieved organic revenue growth of over 20% over the prior year,” said Tom Brisbin, Willdan’s Chairman and Chief Executive Officer. “Our energy efficiency, construction management, and civil engineering businesses, all performed very well in the fourth quarter and we successfully navigated several CA IOU contract changes. This fourth quarter momentum, and our start to the new year, underlies our expectation that 2023 will be a strong year.”

Fourth Quarter 2022 Highlights

●	Consolidated contract revenue was $113.3 million compared to $92.2 million in the fourth quarter of 2021, a 23% increase.
●	Net revenue* was $64.6 million compared to $51.8 million in the fourth quarter of 2021, a 25% increase.
●	Net loss of $(0.4) million compared to a net loss of $(0.9) million in the fourth quarter of 2021, a 52% improvement.
●	Adjusted EBITDA* was $11.8 million compared to $9.4 million in the fourth quarter of 2021, a 25% increase.
●	GAAP EPS was $(0.03) per diluted share compared to $(0.07) per diluted share in the fourth quarter of 2021, a 57% improvement.
●	Adjusted Diluted EPS* was $0.36 per share compared to $0.47 per share in the fourth quarter of 2021, a 23% decrease.

Fiscal Year 2022 Highlights

●	Consolidated contract revenue was $429.1 million compared to $353.8 million in 2021, a 21% increase.
●	Net revenue* was $226.6 million compared to $201.5 million in 2021, a 12% increase.
●	Net loss of $(8.4) million compared to a net loss of $(8.4) million in 2021.
●	Adjusted EBITDA* was $23.3 million compared to $27.5 million in 2021, a 15% decrease.
●	GAAP EPS was $(0.65) per diluted share compared to $(0.68) per diluted share in 2021, a 4% improvement.
●	Adjusted Diluted EPS* was $0.88 per share compared to $1.55 per share in 2021, a 43% decrease.

Fiscal Year 2023 Financial Targets

●	Net revenue* growth between 7% and 9%.
●	Adjusted Diluted EPS* between $1.24 per share and $1.32 per share.
●	Adjusted EBITDA* between $35 million and $39 million.

*See “Use of Non-GAAP Financial Measures” below.

The financial targets above assume no change in the current economic environment and do not include the effects of any acquisitions that may take place during fiscal year 2023. Certain components of the financial targets provided are subject to quarterly fluctuations.

Fourth Quarter 2022 Conference Call

Willdan will be hosting a conference call to discuss its fourth quarter and full year 2022 financial results today, at 5:30 p.m. Eastern/2:30 p.m. Pacific. To access the call, listeners should dial 877-407-2988 (or 201-389-0923) approximately five minutes prior to the scheduled start time. The conference call will be webcast simultaneously on Willdan’s website at ir.willdangroup.com and selecting “Events & Presentations”.

A replay of the conference call will be available through Willdan’s website at ir.willdangroup.com and selecting “Events & Presentations”.

An Investor Report containing supplemental financial information can also be accessed through Willdan’s website at ir.willdangroup.com and selecting “Stock Information”.

About Willdan Group, Inc.

Willdan is a nationwide provider of professional, technical and consulting services to utilities, government agencies, and private industry. Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Net Revenue,” defined as contract revenue as reported in accordance with GAAP minus subcontractor services and other direct costs, is a non-GAAP financial measure. Net Revenue is a supplemental measure that Willdan believes enhances investors’ ability to analyze Willdan’s business trends and performance because it substantially measures the work performed by Willdan’s employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to Willdan’s clients and, in accordance with U.S. generally accepted accounting principles (“GAAP”) and industry practice, are included in Willdan’s revenue when it is Willdan’s contractual responsibility to procure or manage such subcontracted activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of Willdan’s business trends. Accordingly, Willdan segregates subcontractor services and other direct costs from revenue to promote a better understanding of Willdan’s business by evaluating revenue exclusive of subcontract services and other direct costs associated with external service providers. A reconciliation of Willdan’s contract revenue as reported in accordance with GAAP to Net Revenue is provided at the end of this press release. A reconciliation of targeted contract revenue for fiscal year 2023 as reported in accordance with GAAP to targeted Net Revenues for fiscal year 2023, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the subcontractor services and other director costs that are subtracted from contract revenues in order to derive Net Revenues. While subcontractor costs have increased recently, subcontractor costs can vary significantly from period to period. Subcontractor costs and other direct costs were 43.0% and 47.2% of contract revenue for the quarter ended December 30, 2022 and fiscal year 2022, respectively, and 43.8% and 43.0% for the quarter ended December 31, 2021 and fiscal year 2021, respectively.

“Adjusted EBITDA,” defined as net income plus interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, transaction costs, gain on sale of equipment, and tax benefit distribution, is a non-GAAP financial measure. Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure Willdan’s operating performance. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital and stock-based compensation, as well as the historical costs of depreciable assets. A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided at the end of this press release.

“Adjusted Net Income,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, transaction costs, deferred tax valuation, and tax benefit distribution, each net of tax, is a non-GAAP financial measure.

“Adjusted Diluted EPS,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, transaction costs, deferred tax valuation, and tax benefit distribution, each net of tax, all divided by the diluted weighted-average shares outstanding, is a non-GAAP financial measure. Adjusted Net Income and Adjusted Diluted EPS are supplemental measures used by Willdan’s management to measure its operating performance. Willdan believes Adjusted Net Income and Adjusted Diluted EPS are useful because they allow Willdan’s management to more closely evaluate and explain the operating results of Willdan’s business by removing certain non-operating expenses. Reconciliations of net income as reported in accordance with GAAP to Adjusted Net Income and diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS are provided at the end of this press release.

Willdan’s definitions of Net Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools and may differ from other companies reporting similarly named measures or from similarly named measures Willdan has reported in prior periods. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue, net income and diluted EPS.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding Willdan’s ability to capitalize on increased energy efficiency spending in large markets and expected benefits from its acquisitions and the impact of Covid-19 on Willdan’s business. All statements other than statements of historical fact included in this press release are forward-looking statements. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Important factors that could cause actual results to differ materially from its expectations include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy services market, Willdan’s reliance on work from its top ten clients; changes in state, local and regional economies and government budgets; Willdan’s ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes; Willdan’s ability to make principal and interest payments on its outstanding debt as they come due and to comply with financial covenants contained in its debt agreements; Willdan’s ability to manage supply chain constraints, labor shortages, rising interest rates, and rising inflation; Willdan’s ability to obtain financing and to refinance its outstanding debt as it matures; Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy; Willdan’s ability to attract and retain managerial, technical, and administrative talent and the extent to which the Covid-19 pandemic and measures taken to contain its spread ultimately impact Willdan’s business, results of operation and financial condition.

All written and oral forward-looking statements attributable to Willdan, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements and risk factors disclosed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 30, 2022, as such disclosures may be amended, supplemented or superseded from time to time by other reports Willdan files with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release unless required by law.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	December 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$8,806	$11,221
Restricted cash	10,679	—
Accounts receivable, net of allowance for doubtful accounts of $640 and $1,115 at December 30, 2022 and December 31, 2021, respectively	60,202	67,211
Contract assets	83,060	59,288
Other receivables	4,773	6,267
Prepaid expenses and other current assets	6,454	4,972
Total current assets	173,974	148,959
Equipment and leasehold improvements, net	22,537	16,757
Goodwill	130,124	130,124
Right-of-use assets	12,390	15,177
Other intangible assets, net	41,486	52,713
Other assets	10,620	13,843
Deferred income taxes, net	18,543	16,849
Total assets	$409,674	$394,422
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,833	$36,672
Accrued liabilities	59,110	35,680
Contingent consideration payable	4,000	10,206
Contract liabilities	12,585	13,499
Notes payable	16,903	15,036
Finance lease obligations	1,113	539
Lease liability	4,625	5,575
Total current liabilities	127,169	117,207
Contingent consideration payable	—	832
Notes payable	90,544	85,538
Finance lease obligations, less current portion	1,601	778
Lease liability, less current portion	8,599	10,768
Other noncurrent liabilities	259	78
Total liabilities	228,172	215,201

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000 shares authorized; 13,296 and 12,804 shares issued and outstanding at December 30, 2022 and December 31, 2021, respectively	133	128
Additional paid-in capital	177,718	167,032
Accumulated other comprehensive loss	—	(38)
Retained earnings	3,651	12,099
Total stockholders’ equity	181,502	179,221
Total liabilities and stockholders’ equity	$409,674	$394,422

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 30,	December 31,	December 30,	December 31,
	2022	2021	2022	2021

Contract revenue	$113,256	$92,218	$429,138	$353,755

Direct costs of contract revenue (inclusive of directly related depreciation and amortization):
Salaries and wages	21,458	17,116	82,972	65,648
Subcontractor services and other direct costs	48,691	40,373	202,587	152,233
Total direct costs of contract revenue	70,149	57,489	285,559	217,881

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	21,632	16,282	81,801	73,812
Facilities and facility related	2,288	2,523	9,287	9,896
Stock-based compensation	1,747	2,214	8,373	16,563
Depreciation and amortization	4,249	4,468	17,489	17,146
Other	8,593	8,115	33,692	27,148
Total general and administrative expenses	38,509	33,602	150,642	144,565
Income (Loss) from operations	4,598	1,127	(7,063)	(8,691)

Other income (expense):
Interest expense, net	(2,112)	(769)	(5,328)	(3,869)
Other, net	(327)	122	939	156
Total other expense, net	(2,439)	(647)	(4,389)	(3,713)
Income (Loss) before income taxes	2,159	480	(11,452)	(12,404)

Income tax (benefit) expense	2,584	1,370	(3,004)	(3,987)
Net income (loss)	(425)	(890)	(8,448)	(8,417)

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net of tax	—	107	38	450
Comprehensive income (loss)	$(425)	$(783)	$(8,410)	$(7,967)

Earnings (Loss) per share:
Basic	$(0.03)	$(0.07)	$(0.65)	$(0.68)
Diluted	$(0.03)	$(0.07)	$(0.65)	$(0.68)

Weighted-average shares outstanding:
Basic	13,138	12,660	13,013	12,458
Diluted	13,138	12,660	13,013	12,458

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended
	December 30,	December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(8,448)	$(8,417)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17,489	17,146
Deferred income taxes, net	(1,694)	(2,738)
(Gain) loss on sale/disposal of equipment	(64)	(24)
Provision for doubtful accounts	243	102
Stock-based compensation	8,373	16,563
Accretion and fair value adjustments of contingent consideration	3,168	2,333
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	6,766	(14,209)
Contract assets	(23,772)	3,138
Other receivables	1,494	138
Prepaid expenses and other current assets	(1,230)	828
Other assets	3,223	(7,849)
Accounts payable	(7,839)	(4,700)
Accrued liabilities	12,970	1,625
Contract liabilities	(914)	6,065
Right-of-use assets	(332)	(197)
Net cash (used in) provided by operating activities	9,433	9,804
Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(9,602)	(8,500)
Proceeds from sale of equipment	75	46
Net cash (used in) provided by investing activities	(9,527)	(8,454)
Cash flows from financing activities:
Payments on contingent consideration	(10,206)	(6,615)
Receipt of restricted cash	10,679	—
Payments on notes payable	(1,920)	(1,909)
Payments on debt issuance costs	(177)	—
Proceeds from notes payable	1,718	2,074
Borrowings under term loan facility and line of credit	20,000	—
Repayments under term loan facility and line of credit	(13,000)	(13,000)
Principal payments on finance leases	(1,054)	(545)
Proceeds from stock option exercise	274	1,924
Proceeds from sales of common stock under employee stock purchase plan	3,036	2,655
Cash used to pay taxes on stock grants	(992)	(3,117)
Restricted Stock Award and Units	—	(1)
Net cash (used in) provided by financing activities	8,358	(18,534)
Net increase (decrease) in cash, cash equivalents and restricted cash	8,264	(17,184)
Cash, cash equivalents and restricted cash at beginning of period	11,221	28,405
Cash, cash equivalents and restricted cash at end of period	$19,485	$11,221
Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$5,066	$3,545
Income taxes	(1,120)	(1,616)
Supplemental disclosures of noncash investing and financing activities:
Other working capital adjustment	—	—
Equipment acquired under finance leases	2,451	1,376

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to Net Revenue

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Year Ended
	December 30,	December 31,	December 30,	December 31,
	2022	2021	2022	2021
Consolidated
Contract revenue	$113,256	$92,218	$429,138	$353,755
Subcontractor services and other direct costs	48,691	40,373	202,587	152,233
Net Revenue	$64,565	$51,845	$226,551	$201,522

Energy segment
Contract revenue	$95,274	$76,407	$357,460	$286,384
Subcontractor services and other direct costs	48,020	40,239	199,465	146,269
Net Revenue	$47,254	$36,168	$157,995	$140,115

Engineering and Consulting segment
Contract revenue	$17,982	$15,811	$71,678	$67,371
Subcontractor services and other direct costs	671	134	3,122	5,964
Net Revenue	$17,311	$15,677	$68,556	$61,407

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Year Ended
	December 30,	December 31,	December 30,	December 31,
	2022	2021	2022	2021
Net income (loss)	$(425)	$(890)	$(8,448)	$(8,417)
Interest expense	2,112	769	5,328	3,869
Income tax expense (benefit)	2,584	1,370	(3,004)	(3,987)
Stock-based compensation	1,747	2,214	8,373	16,563
Interest accretion (1)	1,509	1,473	3,168	2,333
Depreciation and amortization	4,249	4,468	17,489	17,146
Transaction costs (2)	—	—	—	43
(Gain) Loss on sale of equipment	3	13	(64)	(24)
Tax benefit distribution	—	—	434	—
Adjusted EBITDA	$11,779	$9,417	$23,276	$27,526

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.
(2)	Transaction costs represents acquisition and acquisition related costs.

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Diluted EPS

(in thousands, except per share amounts)

(Non-GAAP Measure)

	Three Months Ended		Year Ended
	December 30,	December 31,	December 30,	December 31,
	2022	2021	2022	2021
Net income (loss)	$(425)	$(890)	$(8,448)	$(8,417)
Adjustment for stock-based compensation	1,747	2,214	8,373	16,563
Tax effect of stock-based compensation	(249)	(278)	(1,194)	(2,079)
Adjustment for intangible amortization	2,697	2,886	11,228	11,543
Tax effect of intangible amortization	(385)	(362)	(1,601)	(1,449)
Adjustment for interest accretion	1,509	1,473	3,168	2,333
Tax effect of interest accretion	(215)	(185)	(452)	(293)
Adjustment for transaction costs	—	—	—	43
Tax effect of transaction costs	—	—	—	(5)
Adjustment for deferred tax valuation	—	1,105	—	1,105
Tax effect of deferred tax valuation	—	—	—	—
Adjustment for tax benefit distribution	—	—	434	—
Tax effect of tax benefit distribution	—	—	(62)	—
Adjusted Net Income (Loss)	$4,679	$5,963	$11,446	$19,344

Diluted weighted-average shares outstanding	13,138	12,660	13,013	12,458

Diluted earnings (loss) per share	$(0.03)	$(0.07)	$(0.65)	$(0.68)
Impact of adjustment:
Stock-based compensation per share	0.13	0.16	0.64	1.33
Tax effect of stock-based compensation per share	(0.02)	(0.02)	(0.09)	(0.17)
Intangible amortization per share	0.21	0.23	0.86	0.93
Tax effect of intangible amortization per share	(0.03)	(0.03)	(0.12)	(0.12)
Interest accretion per share	0.12	0.12	0.24	0.19
Tax effect of interest accretion per share	(0.02)	(0.01)	(0.03)	(0.02)
Transaction costs per share	—	—	—	0.00
Tax effect of transaction costs per share	—	—	—	(0.00)
Deferred tax valuation per share	—	0.09	—	0.09
Tax effect of deferred tax valuation per share	—	—	—	—
Tax benefit distribution per share	—	—	0.03	—
Tax effect of tax benefit distribution per share	—	—	(0.00)	—
Adjusted Diluted EPS	$0.36	$0.47	$0.88	$1.55

Contact:

Willdan Group, Inc.

Al Kaschalk

VP Investor Relations

Tel: 310-922-5643

akaschalk@willdan.com